Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form S-8, File Numbers 33-30994, 333-88030 and 333-120974), pertaining to the Belo Savings Plan of our report dated May 13, 2005, with respect to the financial statements and schedule of the Belo Savings Plan included in this Annual Report (Form 11-K) for the year ended December 31, 2004, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Dallas, Texas
June 27, 2005

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